DELOITE AND TOUCHE, LLP





INDEPENDENT AUDITORS' REPORT

We consent to the Incorporation by reference in Registration Statement No. 333-15991 Real Goods Trading Corporation on Form S-8 of our report dated May 9, 1997, appearing in this Annual Report on Form 10-KSB of Real Goods Trading Corporation for the year ended March 31, 1997.


[S]DELOITTE AND TOUCHE, LLP
   Deloitte and Touche, LLP

Oakland, California
May 9, 1997